PRICING SUPPLEMENT NO. 110                                      Rule 424(b)(3)
DATED: January 13, 1998                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount: $60,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 01/15/98    Fixed Rate Notes [_]     Certificated Notes [_]

Maturity Date: 01/15/98

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:

                                             Optional         Optional
                       Redemption            Repayment        Repayment
Redeemable On          Price(s)              Date(s)          Price(s)
-------------          ----------            ---------        ---------

N/A                    N/A                   N/A              N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[x]         Treasury Rate                   Interest Reset Period: Weekly

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate: ***                  Interest Payment Period: Quarterly

Index Maturity:  Three months

Spread (plus or minus): +.54%

-----------------------------------
*        Weekly on each Tuesday, or the day following the Treasury auction.

**       4/15/98, 7/15/98, 10/15/98 and 01/15/99.

***      5.638%

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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